                                                                    EXHIBIT 10.6

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


Reynolds Medical Ltd.
C. Paul J. Neilson
Marketing Manager
1 Harforde Court, John Tate Road
Hertford
United Kingdom SG137NW


Dear Paul:

This letter will confirm our agreement effective April 1, 1998 regarding the representation by Reynolds Medical Ltd. (Distributor) of Cambridge Heart, Inc. (Cambridge Heart) and certain of its products in the Territory as defined in appendix D.

     1.   Appointment and Territory.  Distributor is appointed distributor in
          -------------------------
the United Kingdom, Germany and Austria (the Territory) for the Cambridge Heart CH 2000 system and accessories (the Products), subject to the terms and conditions set forth in this agreement.

     2.   Term.  This agreement is for one year and commences on the date set
          ----
forth above, unless sooner terminated in accordance with the provisions of Paragraph 11 below. This agreement shall be automatically renewed for successive one-year periods unless either party shall notify the other in writing on or before sixty (60) days prior to each expiration date of this agreement of such notifying party's intention not to renew this agreement.

     3.   Prices.  All purchases of Products by Distributor shall be at the
          ------
prices, terms and discounts described in Appendix A. Cambridge Heart may change its prices from time to time and will give Distributor at least sixty (60) days' notice of such price changes. If there are any quotes outstanding, copies of which have been received and approved by Cambridge Heart, those quotes will be honored for up to four (4) months.

     4.   Payment.  For the purchase of the first two CH2000 systems, all
          -------
payments must be made, in U.S. dollars, in advance of shipment or by irrevocable Letter of Credit drawn on a United States bank and in form and substance satisfactory to Cambridge Heart. Thereafter, distributor may pay by wire transfer of U.S. dollars up to forty (40) days from the date of shipment by Cambridge Heart. Cambridge Heart may in its sole discretion limit the credit allowed to distributor. Until a satisfactory payment history is established, the credit limit will be set at [**].

     5.   Forecast and Delivery.
          ---------------------

          a. On or before the first day of each calendar Quarter during the term of this agreement, Distributor will deliver to Cambridge Heart a written report forecasting the number and type of Products Distributor will order during the next six successive calendar months, including the proposed dates of shipment and the names of the customers with respect to such orders (when known). Cambridge Heart will use its best efforts to ship orders, within Distributor's most recent forecast, within 45 days after receipt of the purchase order and other required ordering documentation.

          b. Distributor's quarterly forecast for the first annual term of this agreement (the Annual Forecast) is in Appendix B. At least 90 days prior to the expiration of each annual renewal period, Distributor will deliver to Cambridge Heart a new Annual Forecast for the products Distributor will order during the next renewal period.

     6.   Software License.
          ----------------

          a. Cambridge Heart grants to Distributor a nontransferable limited license to license the Software object code included in the Product for use solely for internal business purposes with and as part of the Product. For purposes hereof, "Software" shall mean the programs, routines, subroutines, algorithms, translators, compilers and operating systems which Cambridge Heart has developed or has the right to sublicense for general commercial use with the Product.

          b. In order to constitute a valid license of the Software object code, prior to delivery of Software to each end user, Distributor shall have each end user execute a Software License Agreement directly with Cambridge Heart substantially in the form of Appendix C, as approved by Cambridge heart. Upon execution of the Software License Agreement by the end user, Distributor shall forward an original, executed copy of such license agreement to Cambridge Heart. Distributor shall use reasonable efforts to ensure that all end users comply with the terms of the Software License Agreement at all times and shall promptly notify Cambridge Heart of any breaches of such agreements when such breaches become known to Distributor.

          c. Distributor agrees to the terms and provisions of the Software License Agreement attached as Appendix C with respect to the Software as if set forth in full herein, except that Distributor may transfer copies of the Software in object code form to valid licensees of Cambridge Heart in accordance with the terms of this agreement. Title to and ownership of the Software shall at all times remain the exclusive property of Cambridge Heart or of Cambridge Heart's licensors, as appropriate. Distributor shall have no access to the source code for the Software.

Distributor shall not make any modification to or enhancement of the Software without the prior written consent of Cambridge Heart.

     7.   Warranties and Liability.
          ------------------------

          a. Cambridge Heart warrants to the Distributor that the Products will correspond in all material respects with their respective specifications at the time of delivery and will be free from defects in material and workmanship for a period of 12 months from delivery.

          b. In the event of any breach of Cambridge Heart's warranty in clause 7 (a) (whether by reason of defective materials, production faults or otherwise) Cambridge Heart's liability shall be limited to the cost of providing the replacement parts or, at Cambridge Heart's sole option, replacement of the Product.

          c. Notwithstanding anything to the contrary in this Agreement, Cambridge Heart shall not, except in respect of death or personal injury caused by the negligence of Cambridge Heart, be liable to the Distributor by reason of any representation or implied warranty condition or other term or any duty at common law or under the express terms of this Agreement for any consequential loss or damage (whether for loss of profit or otherwise and whether occasioned by the negligence of Cambridge Heart or its employees or agents or otherwise) arising out of or in connection with any act or omission of Cambridge Heart relating to the manufacture or supply of the Products, their resale by the Distributor or their use by any customer.

     8.   Marketing, Distribution and Service.
          -----------------------------------

          a. Distributor agrees to use its best efforts to promote, advertise and market the Products and solicit orders. Distributor shall install Products, train customers and provide service for the products, in accordance with Cambridge Heart's approved procedures, and provide Cambridge Heart with current and timely information regarding market conditions in the Territory in a professional manner. Distributor also agrees to accomplish the specific marketing activities specified in Appendix B.

          b. Distributor agrees to support and service the products in the Territory and to provide all labor necessary for the repair of Products, including warranty service. Such service shall be provided by Distributor in a professional and responsive manner, at a level, and with response times, rates and other attributes consistent with the highest performance offered in the Territory for other stress test equipment, by competitors or others. Distributor shall purchase and maintain in its possession a Spare Parts Kit, as described in Appendix A, and shall have at all times in its employ an appropriate number of service personnel who are trained to service the products in a manner acceptable to Cambridge Heart.

          c. If Distributor advertises the sale and service of Products Distributor shall not use any advertising which tends to mislead or deceive the public, the Distributor agrees to discontinue any advertising or other methods of sales promotion which Cambridge Heart may find to be injurious to Cambridge Heart's business or reputation or likely to deceive the public. Distributor may use printed advertising and promotional materials furnished by Cambridge Heart or may use its own materials. Cambridge Heart agrees to provide reasonable quantities of sales literature, training and promotional materials as needed and as determined by Cambridge Heart.

     9.   Regulatory Compliance.  Distributor will at all times fully comply
          ---------------------
with all regulations of the United States Food and Drug Administration and
                            ------------------------------------------
applicable authorities in the Territory with respect to the monitoring of complaints and maintenance of repair and other records. Distributor shall forward such documents to Cambridge Heart at such frequency as shall be reasonably requested by Cambridge Heart, and shall cooperate with Cambridge Heart in all complaint measures deemed by Cambridge Heart to be necessary or appropriate, including any voluntary recall of Products. Distributor agrees to assist Cambridge Heart in the Territory in a recall or any similar regulatory action whether initiated by us or by appropriate regulatory authorities.

     10.  Patents and Trademarks.  It is understood and agreed that all patents
          ----------------------
and patent rights, trademarks, copyrights, tradenames and other property rights in and with respect to the Products are and will remain exclusively the property of Cambridge Heart. Solely for the purpose of marketing Products, Distributor may, during the term of this agreement, indicate that it is an authorized distributor for Products and may advertise the same under the trademark for the product of Cambridge Heart. All Distributor advertising using any tradename, trademark, servicemarks, or logos of Cambridge Heart shall be submitted with English translation to Cambridge Heart for approval prior to its use and, when used, shall appropriately credit Cambridge Heart.

     11.  Demo Equipment.  Distributor agrees to purchase within thirty (30)
          --------------
days of the effective date of this agreement and to maintain in its possession during the term of this agreement one CH 2000 with TWA, MO drive and AIC in each market area (2) for demo purposes. One demo system may be purchased at the special demo discount in Appendix A for each market area (2). Additional demo systems shall be purchased at the standard distributor discount.

     12.  Confidentiality.  Distributor agrees to keep confidential any and all
          ---------------
trade information, proprietary information (including, without limitation, the

Software) and business information of Cambridge Heart acquired pursuant to this agreement except as authorized in writing by Cambridge Heart.

     13.  Covenant.  Distributor agrees that the Distributor Data Sheet in
          --------
Appendix D is accurate and contains a full listing of the other companies and products currently represented by Distributor. During the term of this agreement, Distributor agrees not to enter into any new arrangements with any company for the sale of systems capable of measuring Electrical Alternans without the express written permission of Cambridge Heart.

     14.  OEM Arrangements.  Cambridge Heart reserves the right to sell all or
          ----------------
part of the hardware and software components of the CH 2000 to one or more OEM's who may have rights to sell private label systems including such hardware and software in the Territory. Such right is limited to systems which will include a substantially limited subset of the CH 2000 capability and/or include a substantial amount of other hardware and/or software which such OEM's manufacture, integrate or develop.

     15.  Termination.
          -----------

          a. Cambridge Heart may terminate this agreement at any time by written notice as follows:

               i. If Distributor shall fail to pay any sums due under this agreement and shall fail to remedy such default within ten (10) days after receipt of written notice thereof;

               ii. If Distributor shall fail to perform or comply with any provision or conditions of this agreement and shall fail to remedy such default within thirty (30) days after receipt of written notice thereof,

               iii. If any case, proceeding or other action shall be commenced by or against Distributor seeking to have an order for relief entered on Distributor's behalf as debtor or to adjudicate Distributor as bankrupt or insolvent, or seeking the reorganization, arrangement, adjustment, liquidation, dissolution or composition of Distributor or Distributor's debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for Distributor or for all or a substantial part of Distributor's assets.

               iv. At any time after the expiration of the first six months of the initial term or of any renewal term of this agreement, upon written notice to Distributor, if Distributor shall have failed to purchase from Cambridge Heart at least

50% of the number of units of the Product forecasted in the Annual Forecast to have been sold during such six-month period.

          b. Upon termination or expiration of this agreement, Distributor shall immediately discontinue the use of any tradenames, trademarks, symbols or designations associated with Cambridge Heart or the Products and shall immediately discontinue designating itself as an authorized distributor of Cambridge Heart.

          c. Except as set forth below, in the event of termination or expiration of this agreement, Distributor shall immediately (i) return to Cambridge Heart all copies of sales manuals, operating and service manuals, parts identification data, instructions, catalogs, descriptions, price lists, order forms, advertising, and other similar materials and all confidential or proprietary information furnished to Distributor by Cambridge Heart and all materials derived therefrom, and (ii) assign to Cambridge Heart or Cambridge Heart's designee all end user service contracts which Distributor may have entered into for the servicing of Products. Notwithstanding the foregoing, provided Distributor is not then in default under Distributor's obligations hereunder and provided Distributor will continue to service Products after expiration of this agreement, upon expiration of this agreement, Distributor may retain such of the foregoing materials and service contracts as Cambridge Heart may deem necessary for Distributor's continued servicing of Products. However, should Distributor cease servicing Products at any time thereafter, Distributor shall immediately return to Cambridge Heart all such materials retained by Distributor and all materials derived therefrom and assign Distributor's service contracts to Cambridge Heart or Cambridge Heart's designee.

          d. Upon the termination or expiration of this agreement, Cambridge Heart shall have the first option of repurchasing from Distributor, at a price not exceeding Distributor's cost plus actual freight on shipment to point of original delivery (less any sums owed by Distributor to Cambridge Heart), any Products purchased by Distributor which are in Distributor's place of business or in Distributor's control or possession.

          e. Termination or expiration of this agreement shall not affect the rights of any Software licensee not affiliated with Distributor and, to the extent the licenses under this agreement apply to Distributor or its affiliates as end users of the Product, termination or expiration shall not affect the rights of the Distributor or its affiliates to the licenses granted.

     16.  Notices.  All notices, demands, requests, consents, approvals or other
          -------
communications required or permitted to be given under this agreement or which are given with respect to this agreement shall be in writing and may be personally served or may be deposited in the federal Territory mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

          To Cambridge Heart:       Cambridge Heart
                                    One Oak Park
                                    Bedford, MA 01730
                                    Attention:  President

          To Distributor:           Reynolds Medical Ltd.
                                    1 Harforde Court, John Tate Road
                                    Hertford
                                    United Kingdom SG13 7NW
                                    Attn:  President

or such other address as such party shall have specified most recently by written notice. Notice mailed as provided herein shall be deemed given on the tenth business day following the date so mailed.

     17.  Miscellaneous.
          -------------

          a. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

          b. This agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, U.S.A., applicable to agreements made and to be performed wholly within the Commonwealth of Massachusetts and, to the extent not inconsistent therewith, the United Nations Convention on the International Sales of Goods.

          c. This agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived or extensions of time for performance granted, except by written instrument signed by the party to be charged.

          d. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained.

          e. Distributor is an independent contractor, and is not an agent of Cambridge Heart. Distributor is not authorized to accept any orders on behalf of Cambridge Heart. Nothing herein shall be construed so as to create an employer-employee, agency, partnership, or joint venture relationship between the parties.

          f. This agreement and the rights, duties, and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party. Notwithstanding the foregoing, Cambridge Heart may assign its rights or delegate its duties hereunder to any affiliated person or entity which controls, is controlled by, or is under common control with, Cambridge Heart or to any successor to its business.

          g. This agreement and the provisions hereof shall be binding upon each of the parties, their successors and permitted assigns.

For Cambridge Heart, Inc.                For Reynolds Medical Ltd.

Signature      /s/Eric Dufford           Signature  /s/ C. Paul J. Neilson
         ---------------------------             ----------------------------

Name         Eric Dufford                Name       C. Paul J. Neilson
    --------------------------------         --------------------------------

Title        VP Marketing & Sales        Title      Marketing Manager
     -------------------------------          -------------------------------

Date         17 June 98                  Date           25 June 98
    --------------------------------          -------------------------------

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                            APPENDIX A:  PRICE LIST

     1.   Shipment Terms.  Products will be shipped F.O.B. Cambridge Heart. All
          --------------
prices are exclusive of, and Distributor is responsible to pay, all tariffs, duties and taxes due in the country of destination, and all insurance, delivery and shipping charges. Title to and risk of loss of Products sold hereunder shall pass to Distributor upon delivery to the carrier at the F.O.B. point. In the absence of instructions to the contrary, Cambridge Heart on behalf of Distributor will select the carrier but shall not be deemed thereby to assume any liability in connection with the shipment nor shall the carrier be construed to be an agent of Cambridge Heart, Insurance for Products during transit will be the responsibility of Distributor. Products will be shipped in Cambridge Heart's standard packaging; unless otherwise agreed upon by Cambridge Heart in writing, Cambridge Heart shall be under no obligation to provide special or military packaging.

     2.   Security Interest.  Distributor hereby grants to Cambridge Heart a
          -----------------
security interest in all Products sold to Distributor and any proceeds (including accounts receivable) thereof as security for all its payment obligations for Products purchased and not paid for by Distributor under this agreement. Upon request by Cambridge Heart, Distributor shall execute any instrument required to perfect such security interest.

     3.   Failure to Take Delivery of Orders.  If Distributor fails to take
          ----------------------------------
delivery of any shipment, or any portion of a shipment, upon arrival at the designated delivery point, Cambridge Heart shall have the right to place the Products in storage, and Distributor shall be liable for all reasonable transportation, loading, storage, and costs incurred by Cambridge Heart by reason of Distributor's failure to take delivery of the Products.

     4.   Purchase Orders.  All orders for Products shall be placed only on
          ---------------
Distributor's standard purchase order form. All purchase orders are subject to acceptance by Cambridge Heart in its sole discretion.

     5. Discount for two (2) Demo System with T-wave alternans, MO Drive and AIC card at [**] of the Distributor price.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                      INTERNATIONAL DISTRIBUTOR PRICE LIST

  Catalog
    No.                        Description                                                     Price
                         OPTIONS AND ACCESSORIES
                         -----------------------
  10072-001  Analog Interface Card - Provides interface to Quinton Q                            [**]
             series and series 90 treadmills, Marquette 1800 series
             analog treadmills, Lode Corvial analog ergometer.  Also
             provides analog ECG and TTL R-wave trigger output
             for stress echo interface.  Requires the use of separately purchased interface cables for each application.
  10069-001  Magneto/Optical Drive 640Mb.  Includes SCSI Board,                                 [**]
             Drive Mounting Kit, 640 Mb M/O Drive w/cable and
             instruction.
  20021-002  Magneto Optical Disks - 230Mb (5 per pack)                                         [**]
  20021-003  Magneto Optical Disks - 640Mb (5 per pack)                                         [**]
  20344-001  3M One-Step Skin Prep.  Used for electrode skin                                    [**]
             preparation.
10-0093-00X  CH 2000 Operators Manual (Specify English, French,                                 [**]
             Italian, German or Spanish)
A-100-000    CH 2000 Service Manual (English only)                                              [**]

                     CABLES AND PATIENT LEADS
                     ------------------------
  20261-001  Standard 10 Electrode patient lead cable.  For U.S.                                [**]
  20261-002  Standard 10 Electrode patient lead cable.  For                                     [**]
             International.
  20090-001  Standard 14 Electrode patient lead cable.  For U.S.                                [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

  Catalog
    No.                        Description                                                     Price

  20090-002  Standard 14 Electrode patient lead cable.  For                                     [**]
             International.
  20273-001  High Resolution 14 Electrode patient lead cable.                                   [**]
  20273-002  High Resolution 14 Electrode patient lead cable.  For                              [**]
             International.
  20062-008  Trackmaster Interface Cable with 25 pin to 9 pin cable                             [**]
             for OH 2000 systems with serial numbers 96065 and
             lower.
  20062-009  Trackmaster Interface Cable with 9 pin to 9 pin cable                              [**]
             for CH 2000 systems with serial numbers 96066 and
             higher.  All new System orders)
  20063-001  Lode Corvial 400 Ergometer Interface Cable - Requires                              [**]
             Analog Interface Card.
  20063-004  Seca Cardiotest 100 Ergometer Interface Cable                                      [**]
  20063-007  Ergoline 900 Ergometer Interface Cable                                             [**]
  20470-001  Stress/Echo Interface Cable - allows CH 2000 to                                    [**]
             interface to HP 2520 Series and Acuson echo machines.
             Requires Analog Interface Card.
  20093-001  Colin STB780 NIBP (Non-invasive Blood Pressure)                                    [**]
             interface cable.
  20062-002  Quinton Q series and series 90 analog treadmills                                   [**]
             interface cable-requires Analog Interface Card
  20062-003  Marquette 1800 analog treadmill interface cable -requires Analog Interface Card    [**]
  10075-001  Marquette 1800.  CASE 12 compatible, and Marquette                                 [**]
             1900 treadmill interface adapter
                            PAPER
                            -----
  20257-001  Thermal Recorder Paper 8.5 x 11" 300 sheets                                        [**]

                          EXERCISE EQUIPMENT OPTIONS
                          --------------------------


          These parts may be ordered directly from the manufacturer per Cambridge Heart specifications:

          SECA CARDIOTEST 100 ERGOMETER, model 545A (requires Seca cable #20063-004) Minimum load 15 watts; accurate from 30-60 rpm. 115 Volt version - Seca #545 91 21 969
          230 Volt version - Seca #545 91 21 009

          Address/Phone/Fax:
          -----------------
          Seca Me(ss)-und Wiegetechnik, Vogel & Halke GmbH & Co.,
          Postfach 76 11 80, 22061 Hamburg, BRD, Tel: 49-40/2000 00-0,
          Fax: 49-40/20 00 00 50

          TRACKMASTER TM425 TREADMILL (requires Trackmaster cable
          #20062-009)
          Specify desired voltage   -110, 220 or 240
          Specify color       -White
          Specify emergency stop    - ESB face down

          Address/Phone/Fax:
          -----------------
          Trackmaster Treadmills, Patex International, 4300 Bayou Blvd. #36, Pensacola, FL 32503, Tel: 904-969-0633, Fax: 904-969-0425

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                       PRICE LIST - REYNOLDS MEDICAL LTD.


CATALOG                                                                   REYNOLDS
NO.                                 DESCRIPTION                            PRICE
           CH 2000 CARDIAC DIAGNOSTIC SYSTEM - Computer-based
           Cardiac Diagnostic System capable of interface with
           treadmills and bicycles.  Fully featured stress test
           capability supports a broad range of standard and
           physician customized protocols. Crystal Clear 12-lead
           diagnostic display and median enlargement allows
           detailed interpretation of results on screen.  Multiple
           report formats including full disclosure reports which
           disclose entire arrhythmia record at a glance.

           Country and Language must be specified. (English, German, French, or Italian)

           Includes:
           ---------
           (1)  System Cart with casters
           (1)  IBM Compatible Pentium computer
           (1)  Dedicated keyboard
           (1)  15 inch - High Resolution Color Monitor
                mounted on swivel-tilt bracket
           (1)  PM-1 Patient Module
           (1)  Standard 10 Electrode patient lead cable with
                color coded clip (specify U.S. or International)
           (1)  Operator's Manual
 2000-001  Includes above system configured with Laser Printer            [**]
           and 100/115 V power supply.
 2000-002  Includes above system configured with Laser Printer            [**]
           and 230 v power supply.
 2000-003  Includes above system configured with Strip Chart and
           100/115 v power supply.
 2000-004  Includes above system configured with Strip Chart and
           230 v power supply.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


10014-002  T-WAVE ALTERNANS OPTION - Allows measurement of                [**]
           T-wave alternans at rest, during exercise, pacing and
           pharmacologic stress utilizing the spectral method.
           Produces T-wave alternans trend and spectral reports.

           Includes:
           ---------
           (1)  Software License Agreement for Alternans
                Option
           (1)  High Resolution 14 Electrode patient lead cable
                (specify U.S. or International)
           (1)  Hi-Res Electrode Package (7 ea.)
           (1)  TM-1 Tachometer Display Module
           This option requires a separately purchased ergometer
           interface cable.  The Magneto/Optical Drive, option number
           10069-001, is a recommended option for unlimited test
           storage.
20096-001  Hi-Res Electrodes - Sold in case quantity, 20 packages         [**]
           to a case, 7 electrodes per package.  1 package required
           per test.

                    APPENDIX B: FORECAST AND MARKETING PLAN
Forecast Germany/Austria
------------------------

              1998                                               1999
----------------------------------------------------------------------------
              Apr  May  June  July  Aug  Sept  Oct  Nov  Dec  Jan  Feb  Mar
----------------------------------------------------------------------------
CH2000                                      1         1    1         1     1
----------------------------------------------------------------------------
CH2000                                      1    1    1         1    1     1
 with TWA
----------------------------------------------------------------------------
Electrodes
----------------------------------------------------------------------------

Forecast UK
-----------------

              1998                                                1999
----------------------------------------------------------------------------
              Apr  May  June  July  Aug  Sept  Oct  Nov  Dec  Jan  Feb  Mar
----------------------------------------------------------------------------
CH2000                                      1         1                    1
----------------------------------------------------------------------------
CH2000                                                               1
 with TWA
----------------------------------------------------------------------------
Electrodes
----------------------------------------------------------------------------

Marketing Plan: (Please attach a plan for the next 12 months and include the
---------------
                following)

A) Business Objectives (for example: growth, market share expectations, geographic expansion, product focus, etc.)

B)   Current Products:

C)   Approximate % market share within territory for major products

D) Market Dynamics: (changes, trends in products, marketplace, customers, etc.)

E)   Market Focus:  % of business in Hospitals _______:
                    % of business in Doctors Office _______:
                    % of business that is cardiology oriented _______:

F)   Competitive Strategy

G)   Hiring Plans

H)   Training Plans

I)   Specific Marketing Activities

Other Relevant Information

                    APPENDIX C:  SOFTWARE LICENSE AGREEMENT


                           SOFTWARE LICENSE AGREEMENT
                This License Agreement is your proof of license.
                    Please treat this as valuable property.

                       CH-2000 Cardiac Diagnostic System

     This is a legal agreement between you, Reynolds Medical Ltd., the end user, and Cambridge Heart, Inc. ("CHI").

                       CAMBRIDGE HEART LICENSE AGREEMENT

Grant of License.  Upon acceptance by CHI, CHI grants to you the right to use
----------------
one copy of the CHI software program identified above (the "Software") on the single computer on which the Software is initially installed by CHI (the "Dedicated Computer'), in the country indicated across from your signature below.

Ownership; Copyright.  As the licensee, you own the physical media on which the
--------------------
Software is originally or subsequently recorded, but CHI and its licensors (if any) retain title and ownership of the Software recorded on the original disk or other media and all subsequent copies of the Software, regardless of the form or media in or on which the original and other copies may exist. This license is not a sale of the original Software or any copy thereof. The Software and the accompanying written materials are patented and copyrighted and are protected by United States patent and copyright laws and international treaty provisions, and further, contain trade secret and proprietary information. Therefore, you must treat the Software like any other patented and copyrighted material (e.g., a book or musical recording) and trade secret information. Subject to these restrictions, you may either (a) make one copy of the Software solely for backup purposes in support of your permitted use of the Software on the Dedicated Computer, or (b) transfer the Software to a single hard disk on the Dedicated Computer provided you keep the original solely for backup purposes. (Programs, however, may include mechanisms to limit or inhibit copying, and they are marked "copy protected"; programs on CD-ROM will not be copyable.) The patent, copyright and other notices must be reproduced on the backup copy. You may not copy the written materials accompanying the Software.

Other Restrictions.  You may not rent or lease the Software, but you may
------------------
transfer your rights under this Agreement on a permanent basis in conjunction with your transfer of the Dedicated Computer, provided at the same time you transfer the Software (including all copies, whether in printed, machine readable form or otherwise, and all accompanying written materials) and Dedicated Computer you retain no copies, the recipient agrees in writing to accept the terms of this Agreement and such writing is delivered to and accepted by CHI. Any such transfer, or any transfer of possession of any Software in whole or in part to another party shall automatically terminate your license. If the Software is an update, any transfer must include the update and all prior versions. YOU MAY NOT DISTRIBUTE COPIES OF THE SOFTWARE OR THE ACCOMPANYING WRITTEN MATERIALS TO OTHERS. YOU MAY NOT MODIFY, ADAPT, TRANSLATE, REVERSE ENGINEER, DECOMPILE, DISASSEMBLE, OR CREATE DERIVATIVE WORKS BASED ON THE SOFTWARE OR THE WRITTEN MATERIALS.

Dual Media Software.  If the Software package contains both diskettes and
-------------------
CD-ROM, then you may use only the media appropriate for your single Dedicated Computer. You may not use the other media on another computer or computer network, or loan, rent, lease or transfer it to another user except as part of a transfer or otherwise as expressly permitted by this Agreement.

Limited Warranty.  CHI does not warrant that the functions contained in the
----------------
Software will meet your requirements or that the operation of the Software will be uninterrupted or error free. However, CHI warrants to you, the original licensee, that the Software will perform substantially in accordance with the accompanying written materials under normal use and service for a period of one
(1) year. This limited warranty shall not apply to Software which CHI determines has been subject to misapplication, improper installation, repair, modification or alteration by anyone other than CHI, or which has been subject to accident or abuse or merged with or incorporated into any other program.

THIS LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES. THE SOFTWARE IS LICENSED ON AN "AS IS" BASIS WITHOUT ANY, AND CHI AND ITS LICENSORS (IF ANY) HEREBY DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OF IMPLIED WARRANTIES, SO THE ABOVE LIMITATION MAY NOT APPLY TO YOU. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH MAY VARY FROM JURISDICTION TO JURISDICTION.

Limitation of Remedies.  CHI's entire liability and your exclusive remedy shall
----------------------
be, at CHI's option, either: (1) the replacement of any diskette(s) or other media not meeting CHI's "Limited Warranty" and which is returned to CHI or an authorized CHI Software distributor or dealer within such one (1) year period with a copy of your receipt, or (2) if CHI or the distributor or dealer is unable to deliver within 180 days after such return a replacement diskette(s) or other media meeting CHI's "Limited Warranty," you may terminate this Agreement by returning the Software (and all related documentation) and your money will be refunded. Any replacement of the Software will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL CHI OR ANY OTHER PARTY WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION OR DELIVERY OF THE SOFTWARE BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR PERSONAL INJURY OR DEATH, DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF INFORMATION OR ANY OTHER PECUNIARY LOSS), WHETHER RESULTING FROM DEFECTS IN THE MEDIA, OR ARISING OUT OF THE USE OR PERFORMANCE OF OR INABILITY TO USE OR THE RESULTS OF USE OF, THE DOCUMENTATION OR SOFTWARE, EVEN IF CHI OR AN AUTHORIZED SOFTWARE DISTRIBUTOR OR DEALER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

General.  You may not sublicense, assign or transfer the license of the Software
-------
except as expressly provided in this Agreement. Any attempt otherwise to sublicense, assign or transfer any of the rights, duties, or obligations thereunder is void. No amendment to or modification of this Agreement shall be binding unless in writing and signed by a duly authorized representative of CHI. This Agreement is governed by the internal laws of the Commonwealth of Massachusetts, U.S.A., without the conflict of laws, principles thereof and, to the extent not inconsistant therewith, the United Nations Convention on the International Sales of Goods. Should you have any questions concerning this Agreement, of if you desire to contact CHI for any reason, please write:

                      APPENDIX D:  DISTRIBUTOR DATA SHEET

1. Distributor Name and Address:    Reynolds Medical Limited
                                    1 Harforde Court, John Tate Road
                                    Hertford
                                    United Kingdom SG127NW

2. Names and Titles of Principals:  Wolfgang K. Distler
                                    Joint Managing Director

                                    C. Paul J. Neilson
                                    Marketing Manager

3. Locations of all Sales Offices:  Reynolds Medizinische Elektronik GmbH
                                    Schwabacher Str. 34
                                    90532 Feucht
                                    Germany

4. Other Companies and Products
   Sold or Represented:               Reynolds Medical Product Range:
                                      Holter
                                      Resting ECG (PC-Based)
                                      ECG Event Monitors
                                      ABPM

                                      Products Represented:
                                      Danica Biomedical Telemetry (UK)
                                      Paceart TTM Receiving Stations

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